Exhibit 21.1

UNIVAR INC. SUBSIDIARIES

Entity Name	State or Other Jurisdiction of Incorporation
Basic Chemical Solutions (Proprietary) Limited	South Africa
Bodine Environmental Services, Inc.	Illinois
Bodine Services of Clinton, LLC	Illinois
Bodine Services of Decatur, Inc.	Delaware
Bodine Services of Evansville, LLC	Illinois
Bodine Services of Peoria LLC	Illinois
Chain Reaction, LLC	Delaware
ChemCare Acquisition LLC	Delaware
ChemPoint.com Inc.	Nevada
ChemPoint.com-EMEA B.V.	Netherlands
Cravenhurst Properties Limited	United Kingdom
Distrupol B.V.	Netherlands
Distrupol Ireland Limited	Ireland
Distrupol Limited	United Kingdom
Distrupol Nordic AB	Sweden
EarthOil Plantations Limited	United Kingdom
Ellis & Everard Distribution Limited	United Kingdom
Fiske Food Limited	United Kingdom
Future Transfer Co. Inc.	Canada
Juffali-Univar Saudi Arabia Chemicals Company, LLC	Saudi Arabia
Kemetyl Norge AS	Norway
Olympic Chemical Corporation	Washington
Polymer Technologies Ltd.	United Kingdom
Sistemas Ecologicos Para el control de Plagas SA de CV	Mexico
Tagma Brasil Ltda.	Brazil
Ulixes Limited	United Kingdom
Univar (Hong Kong) Limited	Hong Kong
Univar A/S	Denmark
Univar AB	Sweden
Univar AG	Switzerland
Univar AS	Norway
Univar Belgium NV	Belgium
Univar Brasil Ltda.	Brazil
Univar BV	Netherlands
Univar Canada Ltd.	Canada
Univar China B.V.	Netherlands
Univar China Ltd	China
Univar Colombia SAS	Colombia
Univar Corporativo SA de CV	Mexico

Entity Name	State or Other Jurisdiction of Incorporation
Univar Czech sro	Czech Republic
Univar de Mexico, S.A. de C.V.	Mexico
Univar Delaware, Inc.	Delaware
Univar Distribution (Malaysia) Sdn Bhd	Malaysia
Univar Egypt LLC	Egypt
Univar Europe Limited	United Kingdom
Univar Foundation	Washington
Univar France SNC	France
Univar GmbH	Germany
Univar Hellas EPE	Greece
Univar Holdco III LLC	Delaware
Univar Holdco LLC	Delaware
Univar Hungary Sales Limited Liability Co	Hungary
Univar Iberia SA	Portugal
Univar Iberia SA (Spain)	Spain
Univar Ireland Ltd.	Ireland
Univar Kimya Sanayi ve Dıs Ticaret Limited Sirketi	Turkey
Univar Limited	United Kingdom
Univar LLC	Russian Federation
Univar Middle East-Africa FZE	Dubai
Univar Netherlands Holding B.V.	Netherlands
Univar Oy	Finland
Univar Poland Sp.zo.o	Poland
Univar SAS	France
Univar Services (PTY) Ltd.	South Africa
Univar Singapore PTE LTD	Singapore
Univar South-East Europe S.r.l.	Romania
Univar SpA	Italy
Univar Specialty Consumables Limited	United Kingdom
Univar Tunisia SARL	Tunisia
Univar UK Limited	United Kingdom
Univar USA Delaware, Inc.	Delaware
Univar USA Inc.	Washington
Univar Zwijndrecht N.V.	Netherlands
UnivarMEA SARL	Morocco
UVX Scandinavia AB	Sweden
Weaver Town Oil Services, Inc.	Pennsylvania
Weavertown Transport Leasing, Inc.	Pennsylvania